Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating Revenues:
Electric	$1,513	$1,284	$2,831	$2,440
Natural gas	213	188	774	598
Total operating revenues	1,726	1,472	3,605	3,038
Operating Expenses:
Fuel	83	173	259	238
Purchased power	318	129	495	320
Natural gas purchased for resale	80	65	373	230
Other operations and maintenance	491	412	952	832
Depreciation and amortization	316	285	615	566
Taxes other than income taxes	129	122	271	250
Total operating expenses	1,417	1,186	2,965	2,436
Operating Income	309	286	640	602
Other Income, Net	62	49	122	95
Interest Charges	126	96	230	196
Income Before Income Taxes	245	239	532	501
Income Taxes	36	31	70	58
Net Income	209	208	462	443
Less: Net Income Attributable to Noncontrolling Interests	2	1	3	3
Net Income Attributable to Ameren Common Shareholders	$207	$207	$459	$440

Earnings per Common Share – Basic	$0.80	$0.81	$1.78	$1.72

Earnings per Common Share – Diluted	$0.80	$0.80	$1.77	$1.71

Weighted-average Common Shares Outstanding – Basic	258.2	256.1	258.0	255.2
Weighted-average Common Shares Outstanding – Diluted	259.4	257.2	259.2	256.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$7	$8
Accounts receivable - trade (less allowance for doubtful accounts)	519	434
Unbilled revenue	400	301
Miscellaneous accounts receivable	81	85
Inventories	600	592
Mark-to-market derivative assets	157	66
Current regulatory assets	333	319
Current collateral assets	222	66
Other current assets	77	97
Total current assets	2,396	1,968
Property, Plant, and Equipment, Net	30,086	29,261
Investments and Other Assets:
Nuclear decommissioning trust fund	957	1,159
Goodwill	411	411
Regulatory assets	1,487	1,289
Pension and other postretirement benefits	808	756
Other assets	963	891
Total investments and other assets	4,626	4,506
TOTAL ASSETS	$37,108	$35,735
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$605	$505
Short-term debt	1,021	545
Accounts and wages payable	897	1,095
Current regulatory liabilities	241	113
Other current liabilities	824	568
Total current liabilities	3,588	2,826
Long-term Debt, Net	12,985	12,562
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and tax credits, net	3,614	3,499
Regulatory liabilities	5,727	5,848
Asset retirement obligations	774	757
Other deferred credits and liabilities	411	414
Total deferred credits and other liabilities	10,526	10,518
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,527	6,502
Retained earnings	3,336	3,182
Accumulated other comprehensive income	14	13
Total shareholders’ equity	9,880	9,700
Noncontrolling Interests	129	129
Total equity	10,009	9,829
TOTAL LIABILITIES AND EQUITY	$37,108	$35,735

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities:
Net income	$462	$443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	665	596
Amortization of nuclear fuel	28	20
Amortization of debt issuance costs and premium/discounts	12	11
Deferred income taxes and investment tax credits, net	66	59
Allowance for equity funds used during construction	(19)	(16)
Stock-based compensation costs	12	11
Other	33	2
Changes in assets and liabilities	(387)	(690)
Net cash provided by operating activities	872	436
Cash Flows From Investing Activities:
Capital expenditures	(1,538)	(1,763)
Nuclear fuel expenditures	(22)	(4)
Purchases of securities – nuclear decommissioning trust fund	(122)	(203)
Sales and maturities of securities – nuclear decommissioning trust fund	114	208
Other	16	2
Net cash used in investing activities	(1,552)	(1,760)
Cash Flows From Financing Activities:
Dividends on common stock	(305)	(282)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	475	(59)
Issuances of long-term debt	524	1,423
Issuances of common stock	17	258
Redemptions of Ameren Illinois preferred stock	—	(13)
Employee payroll taxes related to stock-based compensation	(16)	(17)
Debt issuance costs	(6)	(13)
Other	—	(4)
Net cash provided by financing activities	686	1,290
Net change in cash, cash equivalents, and restricted cash	6	(34)
Cash, cash equivalents, and restricted cash at beginning of year	155	301
Cash, cash equivalents, and restricted cash at end of period	$161	$267